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                 AMENDMENT NUMBER ONE TO THE EXCESS-BENEFIT PLAN

                      OF AMERICAN PRESIDENT COMPANIES, LTD.





       Pursuant to the power reserved in Section 6 of the Excess-Benefit

Plan of American President Companies, Ltd., as established effective

September 1, 1983 and as most recently amended and restated effective

January 1, 1993 (the "Plan"), the Company hereby amends Section 2 of the

Plan to read as follows effective as of May 31, 1994:



       Section 2.  Eligibility and Participation

       Participation in the Plan shall be limited to the following:

            (a)   Any Participant in the Thrift Plan prior to June 1,

       1994 who participated in this Plan for periods prior to 1989;

            (b)   Any Participant in the Retirement Plan whose benefits

       under the Retirement Plan (determined as if the Participant terminated employment on  May 31, 1994) are affected by the limitations imposed under section 401(a)(17) or 415 of the Code;

             (c)   Any Participant in the Retirement Plan whose benefits

       under the Retirement Plan (determined as if the Participant terminated employment on May 31, 1994) are affected by the Code's requirement that

       salaries or bonuses deferred under the Deferred

       Compensation Plan cannot be taken into account in computing such benefits; and





             (d)   Any Participant in the Retirement Plan (i) whose

       benefits under the Retirement Plan, determined at the earlier of retirement or as if the Participant had terminated employment on

       May 31, 1994, are lower than the benefits he or she would have received, absent the modification of the Retirement Plan's benefit formula that was adopted effective June 1, 1989, had he or she terminated employment and (ii) whose "average annual compensation" under the Retirement Plan equals or exceeds

       $125,000 at any time after May 31, 1989.  On June 1 of each year,

       starting with June 1, 1990, the $125,000 amount set forth in the preceding sentence shall be adjusted for inflation by multiplying it by a fraction.  The numerator of the fraction shall be the CPI-

       W for U.S. Cities on the immediately preceding February 1, and the denominator of such fraction shall be the CPI-W for U.S.

       Cities on February 1, 1989.



       To record the amendment of the Plan, the Company has caused its duly authorized officer to affix the Corporate name hereto.



                                          AMERICAN PRESIDENT

COMPANIES, LTD.



                                          By /s/ Maryellen B. Cattani

                                                Its Sr. Vice President,
                                                     General Counsel and
                                                      Secretary